EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2016 FINANCIAL RESULTS

•	Subscription revenue up 37% year-over-year for the fourth quarter, and up 31% for the full year 2016.

•	ARR of $122.2 million as of December 31, 2016, up 24% year-over-year.

•	ACV bookings up 45% year-over-year for the fourth quarter, and up 38% for the full year 2016.

HOUSTON – February 7, 2017 — PROS Holdings, Inc. (NYSE: PRO), a revenue and profit realization company, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“2016 was a breakthrough year for PROS as we transformed to a cloud company and executed on our mission of helping companies outperform,” stated CEO Andres Reiner. “We are pleased with our strong fourth quarter finish and full year performance, exceeding guidance on all of our key growth metrics. We enter 2017 confident that we have the right team, the right strategy, and the right solutions to capitalize on a large market opportunity as more companies turn to data science-driven solutions to power modern commerce.”

CFO Stefan Schulz said, “We made great progress in 2016 toward our long-term profitability goals and passed several key milestones related to our cloud transition. We outperformed on expenses and free cash flow while delivering strong revenue and bookings, which underscores our improvements in execution and productivity and the great value we deliver to customers. We are a stronger company coming into 2017 and well-positioned to continue our momentum.”

Fourth Quarter and Full Year 2016 Financial Highlights

Key financial results for the fourth quarter and full year 2016 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share.  Unless otherwise noted, all results are on a reported basis and are compared to the prior year period.

	GAAP			Non-GAAP
	Q4 2016	Q4 2015	% Change	Q4 2016	Q4 2015	% Change
Revenue and Bookings:
Revenue	$39.9	$42.0	(5)%	$39.9	$42.7	(7)%
Subscription Revenue	11.0	8.0	37%	11.0	8.0	37%
Annual Recurring Revenue ("ARR")	n/a	n/a	n/a	122.2	98.2	24%
Annual Contract Value ("ACV") bookings	n/a	n/a	n/a	9.3	6.4	45%
Profitability:
Operating Loss	(16.3)	(15.0)	nm	(9.6)	(3.5)	nm
Net Loss	(18.5)	(17.7)	nm	(6.5)	(2.8)	nm
Net Loss Per Share	(0.61)	(0.60)	nm	(0.21)	(0.09)	nm
Adjusted EBITDA	n/a	n/a	n/a	(8.6)	(2.0)	nm
Cash:
Net cash (used in) provided by operating activities	(7.2)	8.7	nm	(7.2)	8.7	nm
Free Cash Flow	n/a	n/a	n/a	$(10.0)	$6.8	nm

	GAAP			Non-GAAP
	FY 2016	FY 2015	% Change	FY 2016	FY 2015	% Change
Revenue and Bookings:
Revenue	$153.3	$168.2	(9)%	$153.3	$172.0	(11)%
Subscription Revenue	38.2	29.0	32%	38.2	29.2	31%
Annual Recurring Revenue ("ARR")	n/a	n/a	n/a	122.2	98.2	24%
Annual Contract Value ("ACV") bookings	n/a	n/a	n/a	29.7	21.5	38%
Profitability:
Operating Loss	(65.4)	(55.5)	nm	(40.9)	(17.4)	nm
Net Loss	(75.2)	(65.8)	nm	(28.0)	(13.4)	nm
Net Loss Per Share	(2.47)	(2.23)	nm	(0.92)	(0.45)	nm
Adjusted EBITDA	n/a	n/a	n/a	(35.4)	(12.1)	nm
Cash:
Net cash (used in) provided by operating activities	(14.3)	15.5	nm	(14.3)	15.5	nm
Free Cash Flow	n/a	n/a	n/a	$(24.3)	$8.5	nm

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP revenue, gross profit, income (loss) from operations, and net income (loss), as well as earnings (loss) per share.

2016 and Recent Business Highlights

•
Surpassed key milestones in cloud transformation in 2016: 100% of net new companies added purchased cloud solutions; expanded global data center footprint from four to eleven; doubled the number of product releases.

•	Released new innovations that enable modern commerce, such as data science-driven cross-sell recommendations, opportunity detection, offer personalization, and cloud analytics.

•
Completed first Microsoft Azure deployment of PROS real-time dynamic pricing solution for airlines, leveraging Microsoft cloud environments to process an average of 12 million transactions per day at less than 100 milliseconds each, with a better than 99.99% uptime.

•
Showcased PROS progressive culture of caring, innovation, and ownership at the Grace Hopper Conference for Women in Computing with gold level sponsorship and three members of BLAZE, the PROS women’s network, speaking on data science, technical writing and career development.

•
Strengthened leadership position in the market with numerous awards around innovation and customer success, including the Computerworld Data+ Editor’s Choice Award, Digital Edge 50 Award, the prestigious CRM Watchlist Award and multiple Stevie Awards in the American and International programs.

•
Showcased as a data science innovator with keynote presentations at technology and industry events, including INFORMS, Microsoft Ignite, Microsoft Worldwide Partner Conference, Professional Pricing Society Annual Conference, International Food Manufacturers Association Presidents Conference, International Air Cargo Association Conference and European Aftermarket Business Platform, among others.

Financial Outlook

PROS anticipates the following for the first quarter and full year 2017, based on an estimated 31.0 and 31.2 million basic weighted average shares outstanding, respectively, and a 36% non-GAAP estimated tax rate:

	Q1 2017 Guidance	v. Q1 2016 at Mid-Point	Full Year 2017 Guidance	v. Prior Year at Mid-Point
Total Revenue	$38 to $39	2%	$162.5 to $165.5	7%
Subscription Revenue	$11.5 to $11.8	42%	$54 to $55	43%
ARR	n/a	n/a	$147 to $149	21%
Non-GAAP Loss Per Share	$(0.30) to $(0.29)	n/a	n/a	n/a
Adjusted EBITDA	$(13) to $(12)	n/a	$(35) to $(34)	n/a
Free Cash Flow	n/a	n/a	$(21) to $(19)	n/a
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, February 7, 2017, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll free) or 1-201-689-8470. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until Tuesday, February 14, 2017, at 1-877-870-5176 (toll free) or 1-858-384-5517 using the pass code 13651356. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a revenue and profit realization company that helps customers realize their potential through the blend of simplicity and data science. PROS offers solutions to help accelerate sales, formulate winning pricing strategies and align product, demand and availability. PROS revenue and profit realization solutions are designed to allow customers to experience meaningful revenue growth, sustained profitability and modernized business processes. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about our future financial performance; positioning; management's confidence and optimism; customer successes; demand for enterprise revenue and profit realization software solutions; business expansion; business predictability; ARR; revenue; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) our ability to execute on our cloud-first strategy, (b) reduced revenue and cash flow resulting from our transition to a cloud-first strategy, (c) threats to the security of our or our customer’s data, (d) potential business or service disruptions from our third party data centers, cloud platform providers or other unrelated service providers, (e) market acceptance of our new products and product enhancements, (f) the risk that the markets for our software does not grow as anticipated, (g) the length of our sales cycles, (h) the risk that we will not be able to maintain historical maintenance, support and subscription renewal rates, (i) competition from vendors of sales, pricing, revenue management and configure-price-quote solutions as well as from companies internally developing their own solutions, (j) potential unauthorized or improper actions of our personnel, (k) the risk that acquisitions we have and may enter into in the future may be difficult to integrate, fail to achieve our objectives, disrupt our business, dilute stockholder value or divert management attention, (l) any downturn in sales to our target markets, (m) potential delays or other challenges related to the implementation of our solutions, (n) the difficulties of making accurate estimates necessary to complete a project and recognize revenue, (o) personnel risks associated with growing a business generally, (p) the impact that a slowdown in the world or any particular economy has on our business sales cycles, prospects’ and customers’ spending decisions, timing of implementation decisions, payment and renewal decision, (q) our debt repayment obligations, (r) the impact of currency fluctuations on our results of operations, and (s) civil and political unrest in geographic regions in which we operate. Additional information relating to the uncertainty affecting PROS’ business is contained in our filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP (loss) income from operations, annual recurring revenue, annual contract value bookings, adjusted EBITDA, free cash flow, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP (loss) income from operations, annual recurring revenue, annual contract value bookings, adjusted EBITDA, free cash flow and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP (loss) income from operations includes the non-GAAP revenue discussed above and also excludes the impact of stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claims, severance, as well as impairment of internal-use software. Non-GAAP (loss) income from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Impairment of Internal-Use Software: We review the software that has been capitalized for impairment when events or changes in circumstances indicate the software might be impaired. From time to time, we may determine that an impairment is required under GAAP. Since the impairment of internal-use software can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude any such impairments in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, and excludes perpetual license, term license and service agreements, which are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Annual Contract Value Bookings: Annual Contract Value ("ACV") bookings are comprised of the estimated annual value of our Total Contract Value ("TCV") bookings. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals. ACV should be viewed independently of revenue and any other GAAP measure. TCV bookings are comprised of the total value of new customer contracts closed during a specified period, excluding maintenance in excess of one year, and including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our bookings growth projection is useful to investors as an additional means to evaluate our business performance.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net (loss) income before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of the deferred revenue write-down from our acquisitions of SignalDemand, Inc. and Cameleon Software SA, tax consequences associated with the stock-based compensation costs arising from our acquisitions, amortization of acquisition-related intangibles, depreciation and amortization, impairment of internal-use software and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net (loss) income as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$118,039	$161,770
Short-term investments	15,996	2,500
Accounts and unbilled receivables, net of allowance of $760 and $586, respectively	33,285	39,115
Prepaid and other current assets	6,337	7,540
Total current assets	173,657	210,925
Property and equipment, net	15,238	15,777
Intangibles, net	12,650	14,191
Goodwill	20,096	20,445
Other long-term assets	6,013	1,873
Total assets	$227,654	$263,211
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$2,744	$8,273
Accrued liabilities	7,279	4,333
Accrued payroll and other employee benefits	18,349	13,084
Deferred revenue	68,349	60,664
Total current liabilities	96,721	86,354
Long-term deferred revenue	11,389	4,665
Convertible debt, net	122,299	115,860
Other long-term liabilities	639	918
Total liabilities	231,048	207,797
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 35,001,236 and 34,156,561 shares issued, respectively; 30,583,651 and 29,738,976 shares outstanding, respectively	35	34
Additional paid-in capital	175,678	158,674
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(160,259)	(85,034)
Accumulated other comprehensive loss	(4,910)	(4,322)
Total stockholders’ equity	(3,394)	55,414
Total liabilities and stockholders’ equity	$227,654	$263,211

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
License	$3,636	$6,152	$11,814	$32,716
Services	7,866	10,775	34,739	42,875
Subscription	10,962	8,023	38,158	28,989
Total license, services and subscription	22,464	24,950	84,711	104,580
Maintenance and support	17,462	17,062	68,565	63,666
Total revenue	39,926	42,012	153,276	168,246
Cost of revenue:
License	47	62	246	304
Services	7,453	9,083	32,047	36,147
Subscription	5,037	3,456	17,379	12,786
Total license, services and subscription	12,537	12,601	49,672	49,237
Maintenance and support	3,415	2,812	13,681	12,173
Total cost of revenue	15,952	15,413	63,353	61,410
Gross profit	23,974	26,599	89,923	106,836
Operating expenses:
Selling and marketing	16,255	18,336	63,980	74,146
General and administrative	10,627	8,731	38,537	38,517
Research and development	13,350	11,682	52,804	46,780
Impairment of internal-use software	—	2,890	—	2,890
Loss from operations	(16,258)	(15,040)	(65,398)	(55,497)
Convertible debt interest and amortization	(2,376)	(2,272)	(9,319)	(8,914)
Other expense, net	101	(90)	(38)	(661)
Loss before income tax (benefit) provision	(18,533)	(17,402)	(74,755)	(65,072)
Income tax (benefit) provision	(20)	329	470	739
Net loss	$(18,513)	$(17,731)	$(75,225)	$(65,811)
Net loss per share:
Basic and diluted	$(0.61)	$(0.60)	$(2.47)	$(2.23)
Weighted average number of shares:
Basic and diluted	30,557	29,722	30,395	29,578

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating activities:
Net loss	$(18,513)	$(17,731)	$(75,225)	$(65,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,111	2,472	9,507	10,395
Amortization of debt discount and issuance costs	1,653	1,554	6,439	6,039
Share-based compensation	6,021	6,483	20,466	27,864
Deferred income tax, net	(24)	27	40	165
Provision for doubtful accounts	400	(414)	174	(282)
Loss on disposal of assets	19	167	19	167
Impairment of internal-use software	—	2,890	—	2,890
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(7,228)	11,800	5,671	32,274
Prepaid expenses and other assets	(169)	612	(915)	229
Accounts payable and other liabilities	(359)	(719)	(2,905)	(4,049)
Accrued liabilities	1,914	436	2,801	800
Accrued payroll and other employee benefits	4,486	2,861	5,195	(2,048)
Deferred revenue	2,503	(1,710)	14,388	6,899
Net cash (used in) provided by operating activities	(7,186)	8,728	(14,345)	15,532
Investing activities:
Purchases of property and equipment	(717)	(1,938)	(7,241)	(6,794)
Purchase of equity securities	(2,000)	—	(2,000)	—
Capitalized internal-use software development costs	(479)	—	(1,048)	(233)
Purchase of intangible asset	(1,625)	—	(1,625)	—
Change in restricted cash	—	100	—	100
Purchases of short-term investments	(10,056)	(2,521)	(154,990)	(57,697)
Proceeds from maturities of short-term investments	45,000	22,500	141,500	55,200
Net cash provided by (used in) investing activities	30,123	18,141	(25,404)	(9,424)
Financing activities:
Exercise of stock options	469	273	889	706
Proceeds from employee stock plans	—	—	1,090	839
Tax withholding related to net share settlement of stock awards	(223)	(158)	(5,467)	(5,124)
Payment of contingent consideration for PROS France	—	—	—	(1,304)
Payments of notes payable	—	(51)	(196)	(263)
Debt issuance costs related to convertible debt	—	—	—	(408)
Net cash provided by (used in) financing activities	246	64	(3,684)	(5,554)
Effect of foreign currency rates on cash	(352)	(111)	(298)	197
Net change in cash and cash equivalents	22,831	26,822	(43,731)	751
Cash and cash equivalents:
Beginning of period	95,208	134,948	161,770	161,019
End of period	$118,039	$161,770	$118,039	$161,770

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended December 31,		Quarter over Quarter	Year Ended December 31,		Year over Year
	2016	2015	% change	2016	2015	% change
GAAP revenue	$39,926	$42,012	(5)%	$153,276	$168,246	(9)%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	—	701		—	3,766
Non-GAAP revenue	$39,926	$42,713	(7)%	$153,276	$172,012	(11)%

GAAP gross profit	$23,974	$26,599	(10)%	$89,923	$106,836	(16)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	206		—	1,373
Amortization of intangible assets	481	542		1,957	2,201
Share-based compensation	547	823		2,267	3,719
Non-GAAP gross profit	$25,002	$28,170	(11)%	$94,147	$114,129	(18)%

Non-GAAP gross margin	62.6%	66.0%		61.4%	66.3%

GAAP loss from operations	$(16,258)	$(15,040)	8%	$(65,398)	$(55,497)	18%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	206		—	1,373
Amortization of intangible assets	683	974		2,971	4,840
Accretion expense for acquisition-related contingent consideration	—	—		—	22
Impairment of internal-use software	—	2,890		—	2,890
Recovery of bankruptcy claim	—	—		—	(626)
Severance	—	940		1,070	1,696
Share-based compensation	6,021	6,483		20,466	27,864
Total Non-GAAP adjustments	$6,704	$11,493		$24,507	$38,059
Non-GAAP loss from operations	$(9,554)	$(3,547)	169%	$(40,891)	$(17,438)	134%

Non-GAAP loss from operations % of total revenue	(23.9)%	(8.3)%		(26.7)%	(10.1)%

GAAP net loss	$(18,513)	$(17,731)	4%	$(75,225)	$(65,811)	14%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	6,704	11,493		24,507	38,059
Amortization of debt discount and issuance costs	1,653	1,554		6,439	6,039
Tax impact related to non-GAAP adjustments	3,643	1,895		16,241	8,271
Non-GAAP net loss	$(6,513)	$(2,789)	134%	$(28,038)	$(13,442)	109%

Non-GAAP diluted loss per share	$(0.21)	$(0.09)		$(0.92)	$(0.45)

Shares used in computing non-GAAP loss per share	30,557	29,722		30,395	29,578

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue Items
Acquisition-related deferred revenue write-down - service revenue	—	683	—	3,449
Acquisition-related deferred revenue write-down - subscription revenue	—	2	—	226
Acquisition-related deferred revenue write-down - maintenance revenue	—	16	—	91
Total revenue items	$—	$701	$—	$3,766

Cost of License Items
Amortization of intangible assets	10	10	41	41
Total cost of license items	$10	$10	$41	$41

Cost of Services Items
Acquisition-related deferred cost write-down	—	(495)	—	(2,393)
Share-based compensation	401	835	1,690	3,340
Total cost of services items	$401	$340	$1,690	$947

Cost of Subscription Items
Amortization of intangible assets	315	374	1,277	1,519
Share-based compensation	64	(76)	249	124
Total cost of subscription items	$379	$298	$1,526	$1,643

Cost of Maintenance Items
Amortization of intangible assets	156	158	639	641
Share-based compensation	82	64	328	255
Total cost of maintenance items	$238	$222	$967	$896

Sales and Marketing Items
Amortization of intangible assets	202	350	1,008	2,306
Severance	—	940	1,070	1,282
Share-based compensation	1,265	1,995	3,824	8,536
Total sales and marketing items	$1,467	$3,285	$5,902	$12,124

General and Administrative Items
Accretion expense for acquisition-related contingent consideration	—	—	—	22
Amortization of intangible assets	—	82	6	333
Recovery of bankruptcy claim	—	—	—	(626)
Share-based compensation	2,773	2,293	9,040	10,293
Total general and administrative items	$2,773	$2,375	$9,046	$10,022

Research and Development Items
Severance	—	—	—	414
Share-based compensation	1,436	1,372	5,335	5,316
Total research and development items	$1,436	$1,372	$5,335	$5,730

Impairment of internal-use software	$—	$2,890	$—	$2,890

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA
GAAP Loss from Operations	$(16,258)	$(15,040)	$(65,398)	$(55,497)
Acquisition-related deferred revenue write-down, net of cost of revenue	—	206	—	1,373
Amortization of intangible assets	683	974	2,971	4,840
Accretion expense for acquisition-related contingent consideration	—	—	—	22
Impairment of internal-use software	—	2,890	—	2,890
Recovery of bankruptcy claim	—	—	—	(626)
Severance	—	940	1,070	1,696
Share-based compensation	6,021	6,483	20,466	27,864
Depreciation	1,428	1,498	6,536	5,555
Capitalized internal-use software development costs	(479)	—	(1,048)	(233)
Adjusted EBITDA	$(8,605)	$(2,049)	$(35,403)	$(12,116)

Free Cash Flow
Net cash (used in) provided by operating activities	$(7,186)	$8,728	$(14,345)	$15,532
Purchase of property and equipment	(717)	(1,938)	(7,241)	(6,794)
Purchase of intangible asset	(1,625)	—	(1,625)	—
Capitalized internal-use software development costs	(479)	—	(1,048)	(233)
Free Cash Flow	$(10,007)	$6,790	$(24,259)	$8,505

Guidance	Q1 2017 Guidance		Full Year 2017 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(20,875)	$(19,875)	$(67,050)	$(66,050)
Amortization of intangible assets	650	650	2,700	2,700
Share-based compensation	6,125	6,125	24,850	24,850
Depreciation	1,350	1,350	5,500	5,500
Capitalized internal-use software development costs	(250)	(250)	(1,000)	(1,000)
Adjusted EBITDA	$(13,000)	$(12,000)	$(35,000)	$(34,000)